Exhibit 10.3

Execution Version

AMENDMENT NO. 2 TO WARRANT AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”), dated as of September 12, 2023, to the Warrant Agreement, dated as of September 2, 2022 (as amended by the Amendment dated as of November 18, 2022, the “Warrant Agreement”), by and among Tritium DCFC Limited, an Australian public company limited by shares (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (together with Computershare, collectively, the “Warrant Agent”), is hereby consented to and entered into by the Company, the Warrant Agent and the Holders party hereto.

WHEREAS, in connection with the financing under the Senior Loan Note Subscription Agreement dated as of September 2, 2022 (the “LNSA”) among the Company and the lenders party thereto (the “Lenders”), the Company has issued or will issue to the Lenders or their affiliates warrants to subscribe for and purchase ordinary shares in the capital of the Company (“Ordinary Shares”) (such warrants being referred to as “Warrants”) pursuant to the Subscription and Registration Rights Agreement, dated September 2, 2022 (the “Subscription Agreement”), by and among the Company and the parties listed under “Holder” on the signature pages thereto (each such party, together with any person or entity who hereafter becomes a party to the Subscription Agreement pursuant to Section 1.1 or 5.2 of the Subscription Agreement, a “Holder” and collectively, the “Holders”);

WHEREAS, the Company is entering into a financing transaction with Ayrton Capital LLC (the “Financing”), the Lenders are consenting to certain matters to facilitate the Financing and, in in connection therewith, the Company and the Holders holding at least 66-2/3% of the issued Warrants desire to amend the Warrant Agreement as set forth herein, such modifications to be effective as of the date hereof (the “Effective Date”); and

WHEREAS, the Warrant Agreement may be amended pursuant to Section 9.8 thereof by the written agreement of the Company and the Warrant Agent, each of which is a party to this Agreement, and the vote or written consent of the Holders holding at least 66-2/3% of the issued Warrants, which such consent is represented by the signatures of the Holders on the signature pages hereto.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to the Warrant Agreement. The Company, the Warrant Agent and the Holders party hereto hereby agree to the following amendments to the Warrant Agreement.

(A)           Section 3.2.1(c) of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

“(c) One third of the Warrants will vest and be immediately exercisable on September 12, 2023.”

(B)           Section 3.3.3 of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

“3.3.3. Guaranteed Value. Immediately upon receiving an Exercise Notice, the Company shall calculate the value of the Warrant Shares (prior to any adjustment described in this Section 3.3.3 and without taking into account any exercise on a “cashless” basis pursuant to Section 3.3.1(b)) issuable to each Registered Holder upon exercise of the Warrant (the “Issue Shares”) as follows (the “Share Valuation”):

Share Valuation = Issue Shares issuable to such Registered Holder X Relevant Price

Where the “Relevant Price” means $0.68 per share.

If the Share Valuation is less than the Guaranteed Value (as calculated below), the Company shall, on the Share Issue Date, adjust the number of Warrant Shares issuable on the Share Issue Date to include additional Ordinary Shares to such Registered Holder (“Additional Warrant Shares”), where such number of Additional Warrant Shares will be calculated as the difference between the Share Valuation and the Guaranteed Value (the “Value Difference”), divided by the Relevant Price (rounded up to the nearest whole Ordinary Share).

The Registered Holder shall be deemed to have subscribed for such number of Additional Warrant Shares so calculated, except that to the extent the issue of Additional Warrant Shares would to the Company’s actual knowledge cause a Registered Holder to hold 10% or more of the issued Ordinary Shares of the Company or a Registered Holder and its affiliates (the “Warrant Holder Affiliated Group”) to hold collectively 20% or more of the issued Ordinary Shares in the Company, the Company shall pay cash for any Additional Warrant Shares that would cause the Registered Holder or Warrant Holder Affiliated Group to exceed the 10% or 20% threshold, respectively, in lieu of issuing such Additional Warrant Shares, unless the Company and such Registered Holder otherwise agree to the issuance of Additional Warrant Shares.

The “Guaranteed Value” shall be calculated by multiplying the Issue Shares by the Initial Share Price and by the percentage in the following table that corresponds to the last date before the relevant Exercise Date:

To and Including	Percentage
24 Months from Financial Close	67%
30 Months from Financial Close	80%
Thereafter	100%

For the avoidance of doubt, if the Share Valuation equals or exceeds the Guaranteed Value, there will be no adjustment to the number of Warrant Shares issued or cash paid pursuant to this Section 3.3.3.”

(C)           The Warrant Agreement is hereby amended to add a new Section 3.3.9 to read in its entirety as follows:

“3.3.9. Warrant Exercises Upon Closing of Financing. Subject to the effectiveness of the amendments to this Agreement provided in Amendment No 2. to this Agreement dated as of September 12, 2023 (“Amendment No. 2”), each Registered Holder agrees to exercise all outstanding Warrants held by such Registered Holder effective on or as soon as practicable after the effectiveness of Amendment No. 2 and shall submit to the Warrant Agent an Exercise Notice for the exercise of all such outstanding Warrants in accordance with Section 3.3.1.”

(D)          The definition of “Excluded Issuances” set forth in Section 10 of the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

““Excluded Issuances” means any issuance (or deemed issuance in accordance with Section 4.3) by the Company after the Original Issue Date of: (a) Ordinary Shares issued upon the exercise of this Warrant; (b) up to $100 million in the aggregate of (x) Ordinary Shares issued in continuous offerings pursuant to an “at-the-market” program or committed equity facility and/or (y) convertible redeemable preference shares of the Company, including the issuance of any Ordinary Shares upon conversion of such convertible redeemable preference shares; or (c) up to an aggregate of 10,000,000 Ordinary Shares (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends, and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company, or their retention as consultants by the Company, in each case authorized by the Company’s Board of Directors and issued pursuant to the Tritium DCFC Limited Long-Term Incentive Plan, Shadow Equity Employee Scheme of Tritium Technologies, LLC, Shadow Equity Employee Scheme of Tritium Technologies B.V. and Shadow Equity Employee Scheme of Tritium Pty Ltd.”

(E)           Section (c) of the Warrant Certificate included as Exhibit A to the Warrant Agreement is hereby amended and restated in its entirety to read as follows:

“(c) One third of the Warrants will vest and be immediately exercisable on September 12, 2023.”

2.            Effect on Warrant Agreement. Except as specifically amended hereby, the Warrant Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Holders under the Warrant Agreement, and it does not constitute a waiver of any provision of the Warrant Agreement.

3.            Capitalized Terms. Capitalized terms that are not otherwise defined in this Amendment, but that are used herein (including as may be used in the Recitals), shall have the respective meanings given to them in the Warrant Agreement.

4.             Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

5.            Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

6.            Further Assurances. From and after the Effective Date, each of the Company and the Holders party hereto agrees to perform, execute, acknowledge, and deliver, or cause to be performed, executed, acknowledged, and delivered, all such further and other acts, instruments, and assurances as may reasonably be required in order to carry out or perform the provisions of this Amendment.

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IN WITNESS WHEREOF, the undersigned have consented to and executed this Amendment to Warrant Agreement as of the date first set forth above.

Company:

TRITIUM DCFC LIMITED, an Australian public company in accordance with section 127 of the Corporations Act 2001 (Cth)

By:	/s/ Robert Tichio
Name: Robert Tichio
Title: Director

By:	/s/ Adam Christopher Walker
Name: Adam Christopher Walker
Title: Director

[Signature Page to Amendment to Warrant Agreement]

Warrant Agent:

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A.,
as Warrant Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

[Signature Page to Amendment to Warrant Agreement]

Holder:

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By:	CIGNA INVESTMENTS, INC. (authorized agent)

By:	/s/ Leonard Mazlish
Name: Leonard Mazlish
Title: Senior Managing Director

[Signature Page to Amendment to Warrant Agreement]

Holder:

HEALTHSPRING LIFE & HEALTH INSURANCE
COMPANY, INC.

By:	CIGNA INVESTMENTS, INC. (authorized agent)

By:	/s/ Leonard Mazlish
Name: Leonard Mazlish
Title: Senior Managing Director

[Signature Page to Amendment to Warrant Agreement]

Holder:

BARINGS TARGET YIELD INFRASTRUCTURE DEBT HOLDCO 1 S.À R.L.

Acting by its attorney Barings LLC acting by

By:	/s/ James Moore
Name: James Moore
Title: Managing Director

[Signature Page to Amendment to Warrant Agreement]

Holder:

MARTELLO RE LIMITED

Acting by its attorney Barings LLC acting by

By:	/s/ James Moore
Name: James Moore
Title: Managing Director

[Signature Page to Amendment to Warrant Agreement]

Holder:

REL BATAVIA PARTNERSHIP, L.P.

By:	Riverstone Holdings, LLC, as Investment Manager

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Authorized Person

[Signature Page to Amendment to Warrant Agreement]

Holder:

SUNSET POWER PTY LTD AS TRUSTEE FOR ST BAKER FAMILY TRUST

By:	/s/ Trevor Charles St Baker
Name: Trevor Charles St Baker
Title: Sole director and company secretary

[Signature Page to Amendment to Warrant Agreement]